Exhibit 99.2

Citrix Announces Pricing of $750 Million Senior Notes

FORT LAUDERDALE, Fla. – November 13, 2017 – Citrix Systems, Inc. (NASDAQ:CTXS) today announced the pricing of a $750 million underwritten public offering of its 4.500% Senior Notes due 2027 (“Notes”), to fund the repurchase of $750 million of its common stock through an accelerated share repurchase (“ASR”) transaction, which Citrix has entered into with Citibank, N.A. The effectiveness of the ASR is conditioned upon the closing of the Notes offering.

The public offering price of the Notes is 4.500% of the principal amount. The offering is expected to close on November 15, 2017, subject to the satisfaction of customary closing conditions. Citrix estimates that the net proceeds from the offering of the Notes will be approximately $742.6 million, after deducting the underwriting discount and estimated offering expenses payable by Citrix. When issued, the Notes will be unsecured senior obligations of Citrix and bear interest at a rate of 4.500% per annum, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2018. The Notes will mature on December 1, 2027, unless earlier redeemed in accordance with their terms prior to such date. Among other terms, under certain circumstances, holders of the Notes may require Citrix to repurchase their Notes upon the occurrence of a change of control prior to maturity for cash at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to, but excluding, the repurchase date, if any.

The offering is being made through an underwriting syndicate led by Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint book-running managers. Copies of the prospectus supplement and prospectus related to the offering may be obtained by contacting Goldman Sachs & Co. LLC, attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 1-212-902-9316 or by emailing prospectus-ny@ny.email.gs.com; or Merrill Lynch, Pierce, Fenner & Smith Incorporated, attention: Prospectus Department, NC1-004-03-43 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, telephone: 1-800-294-1322 or by emailing: dg.prospectus_requests@baml.com.

The offering is being made pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended, and these securities are only being offered by means of the prospectus supplement and prospectus related to the offering, which have been or will be filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities, in any state or other jurisdiction where, or to any person to whom, the offer, solicitation or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Citrix

Citrix (NASDAQ:CTXS) aims to power a world where people, organizations and things are securely connected and accessible to make the extraordinary possible. We help customers reimagine the future of work by providing the most comprehensive secure digital workspace that unifies the apps, data and services people need to be productive, and simplifies IT’s ability to adopt and manage complex cloud environments. Citrix solutions are in use by more than 400,000 organizations including 99 percent of the Fortune 100 and 98 percent of the Fortune 500. Learn more at www.citrix.com.

For Citrix Investors

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including statements concerning new products, research and development, offerings of products and services, market positioning and opportunities, headcount, customer demand, distribution and sales channels, our partners and other strategic or technology relationships, financial information and results of operations for future periods, product and price competition, strategy and growth initiatives, seasonal factors, natural disasters, stock-based compensation, licensing and subscription renewal programs, restructuring activities, international operations, investment transactions and valuations of investments and derivative instruments, reinvestment or repatriation of foreign earnings, fluctuations in foreign exchange rates, tax matters, tax rates, the expected benefits of acquisitions, changes in domestic and foreign economic conditions and credit markets, liquidity and debt obligations, changes in accounting rules or guidance, share repurchase activity, litigation and intellectual property matters. These statements are neither promises nor guarantees. Our actual results of operations and financial condition have varied and could in the future vary materially from those stated in any forward-looking statements.

More information about factors that could adversely affect the company’s operating results and the market value of the Notes referenced above is described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at http://investors.citrix.com/sec-filings or the SEC’s website at www.sec.gov, and under the captions “Risk Factors” in the prospectus supplement and prospectus related to the offering. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements. The information contained in, or that can be accessed through, the company’s websites (including, without limitation, the Investor Relations website mentioned in this paragraph) is not part of this press release. Any reference to the company’s websites are intended to be inactive textual references only.

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